OTTAWA FINANCIAL CORPORATION
245 Central Avenue, Holland, MI 49423-3298/(616)393-7000

                                                                   [OTTAWA LOGO]



FOR IMMEDIATE RELEASE
January 6, 1999

CONTACT:          Douglas J. Iverson, CEO
                  (616) 393-7002
                  Jon W. Swets, VP & Treasurer


                     OTTAWA FINANCIAL CORPORATION ANNOUNCES
                     DATE OF ANNUAL MEETING OF SHAREHOLDERS


HOLLAND, MICHIGAN, January 6, 1999 - Ottawa Financial Corporation announced today that its Annual Meeting of Shareholders for the year ended December 31, 1998 will be held on April 27, 1999 at 10:00 a.m. The meeting will be held at the Holiday Inn and Conference Center located at 650 East 24th Street, Holland, Michigan. At the meeting, shareholders of record on March 11, 1999 will be asked to consider and vote upon the election of four directors and to ratify the appointment of the Company's independent auditors, as well as such other matters as may properly come before the meeting, or any adjournments thereof.

Ottawa Financial Corporation had $930.2 million in assets and $37.4 million in stockholders' equity as of September 30, 1998. The Corporation's stock is traded on the Nasdaq National Market under the symbol "OFCP".


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